Exhibit 10.8
AMENDMENT NO. 2
TO THE
MEDICIS 1996 STOCK OPTION PLAN
          This Amendment No. 2 (“Amendment”) to the Medicis 1996 Stock Option Plan, as amended (the “Plan”), is adopted by Medicis Pharmaceutical Corporation, a Delaware corporation (the “Company”), as of June 29, 2011.
RECITALS
          A. The Board of Directors of the Company (the “Board”) deems it advisable and in the best interest of the Company and its stockholders to amend the Plan, as provided below.
          B. Pursuant to Section 15 of the Plan, the Board has the authority to amend the Plan.
AMENDMENT
     1. Section 8 of the Plan is hereby amended and restated in its entirety to read as follows:
          Section 8. OPTION PRICE
     The Option Price for each share of Stock subject to an Option shall not be less than the Fair Market Value of a share of Stock on the date the Option is granted or, if the Option is an ISO and the Key Employee is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such Option shall not be less than 110% of the Fair Market Value of a share of Stock on the date the Option is granted. The Option Price shall be payable in full upon the exercise of any Option, and an Option Certificate at the discretion of the Committee may provide for the payment of the Option Price either in cash or in Stock acceptable to the Committee or in any combination of cash and Stock acceptable to the Committee. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the properly endorsed certificate for such Stock is delivered to the Committee.
     2. Capitalized terms used in this Amendment and not otherwise defined herein shall have the same meanings assigned to them in the Plan. Except as otherwise expressly set forth in this Amendment, the Plan shall remain in full force and effect in accordance with its terms.
     3. This Amendment shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws relating to conflicts or choice of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware.
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          I hereby certify that this Amendment No. 2 was adopted by the Board on June 29, 2011.
          Executed this 29th day of June, 2011.

MEDICIS PHARMACEUTICAL CORPORATION
/s/ Mark A. Prygocki Sr.
Mark A. Prygocki Sr.
President

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